Exhibit 99.1
Keefe, Bruyette & Woods Carolina Bank Conference Pinehurst, North Carolina November 16, 2010 Pressley A. Ridgill President and Chief Executive Officer www.newbridgebank.com NASDAQ: NBBC

Forward Looking Statements Information in this presentation may contain forward looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Forward looking statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, or general economic conditions. Additional factors are discussed in the Company's filings with the SEC, including without limitation, Forms 10-K, 10-Q and 8-K. NewBridge Bancorp undertakes no obligation to revise these statements following the date of this presentation.

NBBC Overview Recent Performance Outlook Closing Remarks

Headquarters: Greensboro, NC Ticker: NBBC Assets: $1.9 billion Branch locations: 31 Tangible book: $7.00 per share Price to tangible book: 51% Common equity to assets: 6.13% Risk weighted capital: 13.11% Corporate Profile As of September 30, 2010.

Corporate Profile Branch Locations Branch Locations Piedmont Triad - NC 27 Coastal - NC 3 Virginia 1 31

NewBridge Bancorp Formed July 2007 from a merger of equals Two mature franchises in proximate location of NC's third largest MSA Strong core deposits with an opportunity to expand market share New management team overcoming challenges Legacy organizations lacked uniform credit culture Bank locations were not positioned to serve the financial districts of the MSA Legacy organizations lacked a defined performance culture Largest market share competitor experienced a liquidity crisis Background

LIVING our Guiding Principles FOCUSING on our Vision and Mission EXECUTING our Strategic, Operating and Profit Plans Pressley A. Ridgill, CPA, CFP(r) (58) President and Chief Executive Officer 35 years of banking and financial services experience Ramsey K. Hamadi, CPA, MBA (41) Executive Vice President and Chief Financial Officer 19 years of banking and financial services experience David P. Barksdale (46) Executive Vice President and Chief Banking Officer 20 years of banking experience William W. Budd, Jr. (48) Executive Vice President and Chief Credit Officer 25 years of banking experience Robin S. Hager (48) Executive Vice President and Chief Resource Officer 26 years of banking experience Pictured (from left to right): Robin Hager, Wes Budd, Pressley Ridgill (center), David Barksdale and Ramsey Hamadi. Leadership

Profitable in each of the last four quarters Charged-off $100 million of loans and OREO since 2007 Reduced branches from 42 to 31 Reduced staff from 690 to 487 Improved core efficiency from 85% to 65% Increased core deposits from 45% to 63% Improved asset liability management practices Developed robust risk management policies and procedures Significant Accomplishments

2010 Branch Plan - close seven, open two Eliminate low performing branches Costs of closure are generally low due to age of facilities Commercial growth opportunities are limited in mature rural communities Reduce overlapping locations Open offices convenient to the commercial districts in: Greensboro Winston-Salem High Point Branch Planning

NBBC Overview Recent Performance Outlook Closing Remarks

Trends Net Income Total Risk-Based Capital Provision for Credit Losses Net Interest Margin

Net income totaled $2.3 million Net interest income increased $9.5 million Net interest margin improved 98 basis points to 4.01% Provision for credit losses declined $13.6 million from prior year Nonperforming loans fell 37% from the peak level (excluding TDRs) Core deposits increased 15% for the year Core efficiency improved to 67% Tangible book value per share increased to $7.00 Nine Months 2010 Results

Loan Composition *Includes owner occupied R/E of $194.0 million. 39% 16% 6% 6% 4% 29%*

Nonperforming loans, net of TDRs, declined 37% from June 2009 peak Charged-off 6.2% of loans and OREO, or $100 million since 2007 NBBC materially below the FFIEC high CRE concentration definition CRE, Construction and land development to total capital at 166% - (300% limit) Construction and land development loans to total capital at 60% - (100% limit) Improving Asset Quality

Improving Asset Quality Nonaccruing Loans, TDR and OREO

Improving Asset Quality 92% 8% Allowance for Credit Losses is $35.6 million, or 2.59% of Gross Loans.

NIM increased 82 basis points to 4.09% in Q3 2010 Maintained disciplined loan pricing strategies Interest rate floors, pricing on yield curve Courage and confidence to price according to risk Continued our core deposit relationship strategies over the last year Incentives shifted to core deposits from single service time deposits Deposit costs decreased 104 basis points Time deposits reduced $264 million Core deposits increased $162 million Improved asset liability management practices Managing Net Interest Margin

Growing Core Deposits DDA 10% NOW, Savings & Money Market 39% Time Deposits 51% DDA 11% Time Deposits 37% NOW, Savings & Money Market 52% September 2010 September 2009

Investment Services, Trust, Mortgage Banking and Private Banking Investment and Trust Services revenues increased 20% over prior year NewBridge Bank ranked #15 nationally within Raymond James Private Banking initiative launched (late 2009) Bradford Mortgage acquisition (December 2009) resulting in a 160% increase in mortgage revenues over prior year Non-Interest Income Growth in mortgage revenue and investment fees have offset modest declines in deposit fee income

Implemented disciplined Profit Plan accountability Lowered 2009 operating non-interest expense $8.9 million Lowered nine months 2010 operating expense $3.8 million August 2010 core processing system conversion Significant expense savings Increased functionality Franchise Validation Plan developed and implemented Investing in sales staff Efficiency, net of OREO related expense, improved from 88% in Q3 2009 to 65% in Q3 2010 Reduced branches from 42 at merger to 31 at September 2010 Reduced staff from 690 at merger to 487 Controlling Non-Interest Expense

NBBC Overview Recent Performance Outlook Closing Remarks

Increased profit on a smaller balance sheet Credit related costs expected to decline Net interest margin stable at 4% Credit improvement has relieved pressure to raise capital Measured investment in profitable business lines Continued focus on cost management culture TARP repayment is not a near-term priority Time will provide investors with greater clarity regarding value of NBBC Strategic acquisitions could necessitate capital raise Outlook

NBBC Overview Recent Performance Outlook Closing Remarks

Thriving community bank with critical mass Improving asset quality Gaining deposit share in an attractive MSA Talented management team No immediate capital needs Pursuing organic and acquired growth opportunities Trading at a deep discount to a growing tangible book value Summary

Keefe, Bruyette & Woods Carolina Bank Conference Pinehurst, North Carolina November 16, 2010 Pressley A. Ridgill President and Chief Executive Officer www.newbridgebank.com NASDAQ: NBBC